Exhibit 99.1

SWS Group, Inc. Announces Public Offering of $95 Million Convertible

Senior Notes Offering

DALLAS, December 6, 2010 — SWS Group, Inc. (the “Company”) (NYSE: SWS) announced today that it intends to offer, subject to market and other considerations, $95 million aggregate principal amount of Convertible Senior Notes due 2015 (the “Notes”) in an underwritten registered public offering. In connection with this offering, the Company intends to grant the underwriters an over-allotment option to purchase up to approximately $14 million aggregate principal amount of additional Notes. The offering is being made pursuant to effective shelf registration statements previously filed with the Securities and Exchange Commission.

The Company intends to use $75 million of the net proceeds from the offering as a capital contribution to its banking subsidiary and any remaining proceeds for general corporate purposes, which may include additional capital contributions to its banking subsidiary.

BofA Merrill Lynch will act as sole book-running manager for the offering. Copies of the prospectus, preliminary prospectus supplement and, when available, the prospectus supplement may be obtained from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Company Information

SWS Group, Inc. is a Dallas-based company offering a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., a national clearing firm, registered investment adviser and registered broker-dealer; SWS Financial Services, Inc., a registered investment adviser and a registered broker-dealer serving independent securities brokers and their clients, and Southwest Securities, FSB, one of the largest community banks headquartered in the Dallas-Fort Worth metropolitan area.

SWS Group, Inc. Announces Proposed Offering of Convertible Senior Notes / 2

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements include statements concerning the success of the Notes offering, the intended use of proceeds from the offering, and statements using terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “would,” “could,” and “should.” The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, volume of trading in securities, volatility of securities prices and interest rates, general economic conditions and investor sentiment and confidence, and other risk factors discussed in the prospectus, preliminary prospectus supplement and, when available, the prospectus supplement and in other filings made by SWS Group, Inc. with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. SWS Group, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. SWS Group, Inc. disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:	Ben Brooks, Corporate Communications, (214) 859-6351
BDBrooks@swst.com